TENDER AND REDEMPTION OF PARTNERSHIP INTEREST



          FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, CARLYLE REAL ESTATE LIMITED PARTNERSHIP-XII, an Illinois limited partnership ("Carlyle"), hereby transfers, assigns, conveys and tenders to CARRARA PLACE LIMITED, a Colorado limited partnership (the "Partnership"), the general partnership interest (the "Interest") of Carlyle in the Partnership, as such interest is described in the "Partnership Agreement" including, but not limited to, Carlyle's interest in the capital and profits and losses of the Partnership, exclusive of any capital, profits, losses, distributions or any other sums or proceeds which may have accrued in favor of Carlyle under the Partnership Agreement prior to the date hereof. As used herein, "Partnership Agreement" means that certain partnership agreement captioned "FIRST AMENDED AND RESTATED ARTICLES OF LIMITED PARTNERSHIP OF CARRARA PLACE LIMITED", dated as of September 22, 1993, by and among Carlyle, Carrara Place Investment Partners, Ltd., a Colorado limited partnership ("CPIP"), and F.A. Nemecek, an individual ("Nemecek"). This Assignment and Redemption of Partnership Interest is given pursuant to that certain agreement captioned "PARTNERSHIP INTEREST REDEMPTION AGREEMENT" (which agreement, together with any and all amendments thereto, is herein called the "Agreement"), dated as of November ___, 1994 by and among Carlyle, CPIP, Nemecek and the Partnership.

          Carlyle makes no representations or warranties of any kind or nature whatsoever hereunder, except as expressly provided for in the Agreement.

          The terms and provisions of paragraph 12 of the Agreement are incorporated herein by this reference as if herein set out in full.

          IN WITNESS WHEREOF, Carlyle has executed this Assignment as of the ___ day of December, 1994.



                              CARLYLE REAL ESTATE LIMITED
                              PARTNERSHIP-XII,
                              an Illinois limited partnership

                              By  JMB REALTY CORPORATION,
                                  a Delaware corporation,
                                  General Partner

                                  By: ___________________________
                                  Name: _________________________
                                  Title: ________________________
                                                        "Carlyle"
              REDEMPTION OF PARTNERSHIP INTEREST


          The Partnership hereby redeems the Interest in full liquidation thereof and hereby releases Carlyle from all of the duties, obligations and liabilities of Carlyle under or pursuant to the Interest arising, occurring or accruing from and after the date hereof.

          IN WITNESS WHEREOF, the Partnership has executed this
Redemption as of the        day of December, 1994.


                              CARRARA PLACE LIMITED,
                              a Colorado limited partnership

                              By CARRARA PLACE INVESTMENT PARTNERS, LTD., a Colorado limited partnership,
                                  General Partner

                                  By  PLAZA DEVELOPERS HOLDINGS, LLC,
                                      a Colorado limited liability company,
                                      General Partner

                                      By:
                                        __________________________
                                      Name:
                                        ________________________
                                      Title:
                                        _______________________

                                        "Partnership"